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                                  ALLEGHENY VENTURES, INC.
                                  CONSOLIDATED BALANCE SHEET
                                  As of December 31, 1999




Assets
Property, plant, and equipment:
   At original cost                                       11,711,062
   Accumulated depreciation                                 (630,641)
                                                          11,080,421

Investments and other assets                              16,432,922

Current assets:
   Cash and temporary cash investments                     3,533,773
   Accounts receivable:
      Electric service                                     3,935,643
      Other                                                2,520,604
      Allowance for Uncollectible Accounts                (2,093,696)
      Affiliates                                             963,796
   Materials and supplies--at average cost:
      Operating and construction                             419,664
   Other                                                   1,130,312
                                                          10,410,095

Deferred charges                                           3,049,567


          Total Assets                                    40,973,004




Capitalization and Liabilities

Capitalization:
   Common stock                                                1,000
   Other paid-in capital                                  77,346,841
   Retained earnings                                     (38,230,232)
                                                          39,117,609
Current liabilities:
   Accounts payable                                          147,057
   Accounts payable - Affiliates                             385,712
   Taxes accrued:
      Federal and state income                               768,027
      Other                                                  182,811
                                                           1,483,606

Deferred credits and other liabilities:
   Deferred income taxes                                     371,164
   Other                                                         625
                                                             371,789

                Total Capitalization and Liabilities      40,973,004